Exhibit 15

Acknowledgment of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

American Eagle Outfitters, Inc.

We are aware of the incorporation by reference in the Registration Statement and in the related prospectus (Form S-3, Registration No. 333-68875) of American Eagle Outfitters, Inc. and in the Registration Statements (Forms S-8) of American Eagle Outfitters, Inc. as follows:

  1999 Stock Incentive Plan (Registration No. 333-34748),
  Employee Stock Purchase Plan (Registration No. 333-3278),
  1994 Restricted Stock Plan (Registration No. 33-79350),
  1994 Stock Option Plan (Registration Nos. 333-44759, 333-79358, and 333-12661),
  Stock Fund of American Eagle Outfitters, Inc. Profit Sharing and 401(k) Plan (Registration No. 33-84796), and
  Profit Sharing and 401(k) Plan (Registration No. 333-121641)

of our report dated May 24, 2005 relating to the unaudited consolidated interim financial statements of American Eagle Outfitters, Inc., which is included in its Form 10-Q for the quarter ended April 30, 2005.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
May 24, 2005